Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C.

SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT

OF 2002

In connection with the Annual Report on Form 10-K of Modular Medical, Inc. (the “Company”) for the twelve months ended March 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of James E. Besser, Chief Executive Officer of the Company, and Paul M. DiPerna, Chairman, President, Chief Financial Officer and Treasurer, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

By:	/s/ James E. Besser	Date: June 21, 2024
James E. Besser
Chief Executive Officer

By:	/s/ Paul M. DiPerna	Date: June 21, 2024
Paul M. DiPerna
Chairman, President, Chief Financial Officer and Treasurer

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, or otherwise required, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.